SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 15, 2003



                   CE Casecnan Water and Energy Company, Inc.

             (Exact name of registrant as specified in its charter)




          Philippines               1-12995                    Not Applicable
  ------------------------------------------------------------------------------
  (State or other jurisdiction    (Commission                  (IRS Employer
       of incorporation)          File Number)               Identification No.)




                24th Floor, 6750 Building, Ayala Avenue, Makati,
                     Metro Manila Philippines Not Applicable
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (632) 892-0276


                                       N/A
                   (Former name or former address, if changed
                               since last report.)

ITEM 5.  OTHER EVENTS.


         CE Casecnan Water and Energy Company, Inc. ("CE Casecnan") reported today that the closing conditions to the previously reported Supplemental Agreement settling disputes between it and the Philippines National Irrigation Administration ("NIA") have been satisfied and the closing occurred on October 15, 2003. On October 9, 2003, CE Casecnan reported that it and the NIA had executed an agreement settling the International Chamber of Commerce arbitration case initiated by CE Casecnan in August 2002 to enforce a provision in the Amended and Restated Project Agreement ("Project Agreement") between CE Casecnan and the NIA. The settlement agreement provides for the dismissal with prejudice of all claims by CE Casecnan and counterclaims by NIA in the arbitration and for certain tariff and other amendments to the Project Agreement. CE Casecnan believes the settlement could not reasonably be expected to have a Material Adverse Effect (as defined in the CE Casecnan Trust Indenture ("Indenture") dated as of November 27, 1995) and the Independent Engineer has provided the required certificate addressed to the trustee under the Indenture to similar effect. The Supplemental Agreement is included as an exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 - Supplemental Agreement between CE Casecnan Water and Energy
               Company, Inc. and the Philippines National Irrigation Administra-tion dated as of September 29, 2003

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CE Casecnan Water and Energy Company, Inc.



Date:  October 15, 2003               By:  /s/  Paul J. Leighton
                                           -------------------------------------
                                           Paul J. Leighton
                                           Assistant Secretary

                                 EXHIBITS INDEX

     Exhibit
     Number         Exhibit

     99.1 Supplemental Agreement between CE Casecnan Water and Energy Company, Inc. and the Philippines National Irrigation Administration dated as of September 29, 2003